Exhibit 10.35.5

FIFTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of October 30, 2017

Between:

LOANDEPOT.COM, LLC, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend (for the fifth time) the Master Repurchase Agreement dated June 3, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated October 19, 2016, the 12/16 Rewarehousing Letter Agreement (defined below), the Second Amendment to Master Repurchase Agreement dated February 28, 2017, the Third Amendment to Master Repurchase Agreement dated June 2, 2017 and the Fourth Amendment to Master Repurchase Agreement dated August 31, 2017, the “Amended MRA” and as amended hereby and as further supplemented, amended or restated from time to time, the “MRA”), to add a sublimit for Aggregation Loans, and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there. The Sections of this Amendment are numbered to correspond to the numbering of the Sections of the Amended MRA amended hereby, and are consequently sometimes nonsequential.

2. Definitions; Interpretation

(a) Definitions.

A. The following new definitions are added to Section 2(a), in alphabetical order:

“12/16 Rewarehousing Letter Agreement” means the letter agreement dated December 7, 2016 between the parties, a copy of which is attached as Exhibit RLA to the Fourth Amendment to MRA.

“Fourth Amendment to MRA” means the Fourth Amendment to Master Repurchase Agreement dated October 30, 2017 between the parties.

“Aggregation Loan” means a Mortgage Loan covered by a Takeout Commitment issued by J.P. Morgan Mortgage Acquisition Corp.

“JPM AC” means J.P. Morgan Mortgage Acquisition Corp.

“JPM AC Agreement” means the Mortgage Loan Purchase Agreement dated August 1, 2017 (as amended) between Seller and JPM AC, as Purchaser.

“Rewarehoused Loan” means a Mortgage Loan purchased from Seller by Buyer by payment for Seller’s account of part or all of its Purchase Price to a counterparty to one of Seller’s other Available Warehouse Facilities. The Loan Level Representations set forth in (i) the first and second sentences of item (n) of Exhibit B to the Amended MRA and (ii) items (eee) and (mmm) of that same Exhibit are not applicable to any Rewarehoused Loan.

B. The following definitions are amended to respectively read as follows:

“Aged Loan” means, on any day, a Purchased Mortgage Loan (other than a Aggregation Loan) whose Purchase Date was more than forty-five (45) days but not more than seventy-five (75) days before that day.

“Eligible Mortgage Loan” means, on any date of determination, a Mortgage Loan:

(i) for which each of the applicable representations and warranties set forth on Exhibit B is true and correct as of such date of determination;

(ii) that is either a Conventional Conforming Loan, a Government Loan or a Jumbo Loan;

(iii) whose Origination Date was no more than thirty (30) days before the Purchase Date for the initial Transaction in which that Mortgage Loan was purchased by Buyer;

(iv) that is eligible for sale to an Approved Takeout Investor under its Takeout Guidelines;

(v) that has a required Repurchase Date not later than the following number of days after the Purchase Date for the initial Transaction to which that Mortgage Loan was subject:

Type of Mortgage Loan	Number of days
Aged Loan	75
Long Aged Loan	90
Aggregation Loan	90
Conventional Conforming Loan	45
Government Loan	45
Jumbo Loan	45

(vi) that does not have a Combined Loan-to-Value Ratio in excess of (i) one hundred five percent (105%) in the case of a Conventional Conforming Loan or a Government Loan other than an RHS Loan or a High-CLTV Loan, (ii) one hundred two and forty-one thousandths percent (102.041%) in the case of an RHS Loan, (iii) one hundred twenty-five percent (125%) in the case of High-CLTV Loans or (iv) in the case of a Jumbo Loan the applicable maximum CLTV specified on Schedule III (or, in each case, such higher percentage determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) and, if its Loan-to-Value Ratio is in excess of eighty percent (80%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time), it has private mortgage insurance in an amount required by the applicable Agency Guidelines, unless pursuant to Agency Guidelines in existence at the time such Mortgage Loan was originated, private mortgage insurance is not required for such Mortgage Loan;

(vii) whose Mortgagor has a FICO Score of at least (i) 620 in the case of all Mortgage Loans other than Low FICO Government Loans or (ii) 580 in the case of Low FICO Government Loans (or, in each case, such lower minimum FICO Score as may be determined by Buyer in its sole discretion from time to time and specified in a written notice to Seller);

(viii) for which, on or before its Purchase Date, an Asset Schedule in which it is listed has been delivered to Buyer and Custodian;

(ix) for which, if not a Wet Loan, a complete Asset File has been delivered to Custodian on or before its Purchase Date and Buyer has received a Trust Receipt that includes it;

(x) for which, if a Wet Loan:

(A) on or before its Purchase Date, a written fraud detection report reasonably acceptable to Buyer has been delivered to Buyer or (if Seller has paid the Fraud Detection Fee set forth in the Side Letter) has been obtained by Buyer;

(B) on or before its Purchase Date, an Asset Schedule in which it is listed has been delivered to Buyer and Custodian and Buyer has received a Trust Receipt that includes it;

(C) if requested by Buyer, all applicable items listed in clauses (i) through (iii) of the definition of Loan Eligibility File have been delivered to Buyer on or before its Purchase Date;

(D) and if it is also a Jumbo Loan, the applicable items listed in clauses (xxi) and (xxii) of this definition of Eligible Mortgage Loan have been delivered to Buyer on or before its Purchase Date; and

(E) at or before its Wet Delivery Deadline, a complete Asset File has been delivered to Custodian and Buyer has received a Trust Receipt that includes it;

(xi) if a Wet Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Wet Loans that are then subject to Transactions, is less than or equal to (i) sixty percent (60%) of the Facility Amount on any day that is one of the first five (5) or last five (5) Business Days of any month, or (ii) forty percent (40%) of the Facility Amount on any other day; provided that Buyer may specify such higher percentage or percentages as it shall determine in its sole discretion and state in a written notice to Seller from time to time;

(xii) that, if subject to a Takeout Commitment, (a) is not subject to a Takeout Agreement that has expired or been terminated or cancelled by the Approved Takeout Investor or with respect to which Seller is in default, (b) has not been rejected or excluded for any reason (other than default by Buyer) from the related Takeout Commitment by the Approved Takeout Investor;

(xiii) that, if subject to a Hedging Arrangement, is not subject to a Hedging Arrangement that has expired or been cancelled by the Hedging Arrangement counterparty or with respect to which Seller is in default or a termination event has occurred

(xiv) if an RHS Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other RHS Loans that are then subject to Transactions, is less than or equal to twenty percent (20%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xv) if a Second Home Loan, an Investor Loan or a Low FICO Government Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all Second Home Loans, Investor Loans and Low FICO Government Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xvi) if a High-CLTV Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other High-CLTV Loans that are then subject to Transactions, is less than or equal to the lesser of Twenty-five Million Dollars ($25,000,000) or five percent (5%) of the Facility Amount (or such higher maximum amount or maximum percentage of the Facility Amount as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time);

(xvii) if an Aggregation Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Aggregation Loans that are then subject to Transactions, is less than or equal to the lesser of One Hundred Fifty Million Dollars ($150,000,000) (or such higher maximum amount as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time);

(xviii) if an Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Aged Loans and all Long Aged Loans that are then subject to Transactions, is less than or equal to seven percent (7%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xix) if a Long Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Long Aged Loans and all Aged Loans that are then subject to Transactions, is less than or equal to seven percent (7%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xx) if a Jumbo Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Jumbo Loans that are then subject to Transactions, is less than or equal to twenty percent (20%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xxi) if a Jumbo Loan, evidence reasonably satisfactory to Buyer (Buyer may require that Seller provide a copy of the related Takeout Agreement and Seller will provide it unless both (i) such Takeout Agreement expressly either prohibits Seller from doing so or conditions Seller’s ability to do so upon first obtaining the related Approved Takeout Investor’s consent and (ii) Seller cannot obtain such consent) that it is covered by a valid and binding best efforts Takeout Commitment issued by an Approved Jumbo Takeout Investor (for the avoidance of doubt, Jumbo Loans covered by a mandatory Takeout Commitment or by Hedging Arrangements only are ineligible for purchase);

(xxii) if a Nondelegated Jumbo Loan, evidence reasonably satisfactory to Buyer of underwriting approval of such Nondelegated Jumbo Loan by an Approved Jumbo Takeout Investor;

(xxiii) that is not a Mortgage Loan that Seller has failed to repurchase when required by the terms of this Agreement;

(xxiv) for which the related Mortgage Note has not been out of the possession of Buyer pursuant to a Request for Documents Release for more than fifteen (15) days after the date of that Request for Documents Release;

(xxv) for which neither the related Mortgage Note nor the Mortgage has been out of the possession of Custodian pursuant to a Bailee Letter for more than the number of days specified in such Bailee Letter; and

(xxvi) that is not a Defaulted Loan.

“Long Aged Loan” means, on any day, a Purchased Mortgage Loan (other than an Aggregation Loan) whose Purchase Date was more than seventy-five (75) days but not more than ninety (90) days before that day.

“Purchase Date” means (i) for any Rewarehoused Loan, the date such Mortgage Loan was first pledged or sold (as applicable) to the lender or buyer under the Available Warehouse Facility from which such Rewarehoused Loan was transferred to Buyer, and (ii) for any other Purchased Mortgage Loan, the date with respect to each Transaction on which the Mortgage Loans subject to such Transaction are transferred by Seller to Buyer hereunder.

“Repurchase Date” means, with respect to each Transaction, the date on which Seller is required to repurchase (or the earlier date, if any, on which Seller electively repurchases) from Buyer the Purchased Mortgage Loans that are subject to that Transaction. The Repurchase Date shall occur (i) for Transactions terminable on a date certain, on the date specified in the related Confirmation, (ii) for Transactions terminable on demand, the earlier to occur of (a) the date specified in Buyer’s demand or (b) the date specified in the related Confirmation on which Seller is required to repurchase the Purchased Mortgage Loans if no demand is sooner made, (iii) for repurchases of Defective Mortgage Loans under Section 3(k), the Early Repurchase Date or (iv) only for Purchased Mortgage Loans that Seller notifies Buyer of Seller’s election to repurchase before Buyer, after the occurrence and during the continuance of an Event of Default, has, pursuant to Section 12(d), either (x) given Seller credit for such Purchased Mortgage Loans or (y) elected to sell them, on the date Seller pays Buyer the Repurchase Prices for such Purchased Mortgage Loans; provided that in any case, the Repurchase Date with respect to each Transaction shall occur no later than the earlier of (1) the Termination Date and (2) (i) for each Aged Loan, seventy-five (75) days after its Purchase Date, (ii) for each Long Aged Loan, ninety (90) days after its Purchase Date, (iii) for each Aggregation Loan, ninety (90) days after its Purchase Date, (iv) or for each other type of Purchased Mortgage Loan, forty-five (45) days after its Purchase Date.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carolyn Johnson
Carolyn Johnson
Authorized Officer

LOANDEPOT.COM, LLC

By:	/s/ Mike Smith
Mike Smith
Chief Accounting Officer

Attached:

Exhibit RLA – copy of 12/16 Rewarehousing Letter Agreement

Counterpart signature page to Fifth Amendment to Master Repurchase Agreement

December 7, 2016

loanDepot.com, LLC

26642 Towne Centre Drive

Foothill Ranch, California 92610

Attention: Jeff DerGurahian

Re:

Master Repurchase Agreement dated June 3, 2016, as amended (the “MRA”) between JPMorgan Chase Bank, N.A., as “Buyer”, and loanDepot.com, LLC, as “Seller” - rewarehousing with Buyer of Eligible Mortgage Loans currently warehoused with others

Ladies and Gentlemen:

This letter agreement replaces and supersedes our letter agreement dated September 26, 2016 in respect of the same subject matter.

To enable Seller to transfer Seller’s Eligible Mortgage Loans from other warehouse banks to Buyer in order to facilitate the sales of such loans to JPMorgan Chase Bank, N.A. under the MRA (each, a “Rewarehoused Loan”). Buyer agrees that:

(a) the Loan Level Representations set forth (i) in the first and second sentences of item (n) of Exhibit B to the MRA and (ii) in item (mmm) of that same exhibit, will not be applicable to any Rewarehoused Loan;

(b) the “Purchase Date” for any Rewarehoused Loan shall be deemed to be the date that such Mortgage Loan was first pledged or sold (as applicable) to such other warehouse bank (instead of the date transferred to Buyer); and

(c) the required Repurchase Date for each Rewarehoused Loan shall be the earliest of (x) the Termination Date, (y) twenty (20) days after the date of its purchase by Buyer or (z) one hundred twenty (120) days after its Origination Date; and

Seller agrees to deliver to both Buyer and Custodian, along with the Asset Schedule required by the MRA to be delivered to Buyer and Custodian as a condition to Buyer’s purchase of each Mortgage Loan, a Warehouse Lender’s Release substantially in the form of Exhibit A attached to this letter agreement, executed by the warehouse bank from which the subject Rewarehoused Loan is being transferred, on the schedule attached to which such Mortgage Loan is listed.

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loanDepot.com, LLC

December 7, 2016

Please confirm Seller’s agreement with the foregoing by signing and returning a copy of this letter to Buyer.

Very truly yours,

/s/ Lee Chung
Lee Chung
Authorized Officer

Agreed:

LOANDEPOT.COM, LLC

By:	/s/ Bryan Sullivan
Bryan Sullivan
Chief Financial Officer

Attached:
Exhibit A – form of Warehouse Lender’s Release

Exh. RLA page ii

EXHIBIT A

WAREHOUSE LENDER’S RELEASE

                    , 20

JPMorgan Chase Bank, N.A.

712 Main Street, 3rd Floor North

Houston, Texas 77002

Attention: Lee Chung

lee.s.chung@jpmorgan.com

Gentlemen:

We hereby release all or our right, interest or claim of any kind, including any security interest or lien, with respect to the mortgage loans referenced in the attached schedule, such release to be effective automatically without any further action by any person, upon payment, in one or more installments, from JPMorgan Chase Bank, N.A., in accordance with the below wire instructions, in immediately available funds, of an aggregate amount equal to $                    .

Wire Instructions:

Bank:

ABA #:

Account #:

Reference:

Very truly yours,

By:

Name:

Title:

Attached: Schedule of mortgage loans

Exh. RLA page iii